Exhibit 99.2

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                          Page 1

                                    COMPUWARE

                                 April 28, 2004
                                  4:00 p.m. CDT

Coordinator       Hello and welcome to today's Compuware Corporation
                  Teleconference Call. At the request of Compuware this conference is being recorded for instant replay purposes.

                  At this time I would like to turn the conference over to Ms. Lisa Elkin, Vice-President of Communications and Investor Relations for Compuware Corporation.

L. Elkin Thank you very much, Jason, and good afternoon, ladies and gentlemen. Participating in today's conference call and Webcast are Peter Karmanos, Chairman and Chief Executive Officer; Tommi White, Chief Operating Officer; Hank Jallos, Executive Vice-President, Global Account Management; Laura Fournier, Senior Vice-President and Chief Financial Officer; Tom Castello, Senior Vice-President and General Counsel; Dan Schoenbaum, Vice-President, Strategy; and Gerry Smith, CEO of Changepoint.

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                          Page 2

                  Certain statements made in this call that are not historical facts, including those regarding the company's future plans, objectives, and expected performance will be forward-looking statements within the meaning of the Federal Securities Laws. These forward-looking statements represent our outlook only as of today. While we believe any forward-looking statements we may make will be reasonable, actual results could differ materially since the statements will be based on our current expectations about Changepoint and our acquisition of Changepoint and are subject to risks and uncertainties. Risks and uncertainties about the company are discussed in the company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

                  The purpose of today's call is to discuss Compuware's acquisition of Changepoint. To begin, Pete will comment on the acquisition, followed by Dan Schoenbaum and Gerry Smith, who will take you through a presentation offering further details. The presentation is also available on

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                          Page 3

                  our Web site at www.compuware.com. We will then open the call to your questions.

                  I would now like to turn the call over to Peter. Pete?

P. Karmanos       Thank you, Lisa.

                  During our January 22, 2004 earnings call and our more recent guidance call we discussed Compuware's plan for a strategic, IT Governance acquisition. Today we've completed this plan by signing a definitive agreement to acquire Changepoint, a leading provider of IT Governance and services automation technology. We couldn't have found a better fit for our company. Changepoint is a market leader. They are profitable and they have a no-nonsense culture that delivers excellent technology in a booming marketplace.

                  Business leaders rightfully demand value and return for the substantial capital they expend on IT. Changepoint technology helps CIOs optimize, quantify, and communicate that value. These capabilities are natural extensions of Compuware's offering. For more than 30 years we have helped IT organizations deliver immense value to the businesses they

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                          Page 4

                  serve. Now, by working to tightly integrate our quality assurance, development, and performance management tools with Changepoint's Governance solution we will be able to better deliver the information understanding the CIO's need to run their operations like businesses and communicate that to their senior management.

                  Compuware's experience throughout the application lifecycle, combined with our broad platform support across both legacy and distributed systems will dramatically increase the amount and quality of information we're able to deliver to CIOs. The depth and breadth of Compuware Governance will be unmatched in the marketplace.

                  This transaction represents a tremendous win for both Changepoint and Compuware customers. The combination and integration of both companies and our world-class technologies will create the strongest Governance solution available.

                  Additionally, Compuware offers Changepoint financial stability, global reach, and a worldwide sales force and more than 30 years of technology experience. This infrastructure will enhance our ability to effectively

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                          Page 5


                  while allowing us to bring additional resources to bear on this expanding market.

                  Changepoint brings Compuware outstanding, market-leading technology, exceptional customers, and nearly 200 talented employees. Through this acquisition we also gain an ongoing opportunity for our sales force to kick in the door to the CIO's office with a more compelling business value proposition as we sell higher into organizations we'll simultaneously get a more complete understanding of our customers' plans, projects, and resources. This will allow us to deliver additional value to Compuware services and offerings, such as CARS, OptimalJ, and Vantage. Maybe I should have said projects in honor of our Canadian friends.

                  It is an exciting time to be a Compuware customer, employee, or investor. We've had two strong quarters in a row. Hallelujah! We're gaining traction in the distributed arena and now we're completing a strategic acquisition plan that resonates with the needs of the marketplace.

                  Now I'll turn the call over to Gerry and Dan.

D. Schoenbaum     Thank you, Pete.

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                          Page 6

                  I'm going to start with the presentation starting on slide number two. Changepoint is a highly strategic acquisition for Compuware and I'll start by providing a little bit of background on the company. Changepoint is a market leader in the IT Governance and management space. This is a fast growing market. They've been helping organizations better manage IT since 1992. The company is profitable. They have over 390 customers worldwide and they're headquartered in Toronto, Canada where they have 190 employees. Deal terms are that we'll pay $100 million in cash and this transaction will generate $30 million in revenue for our fiscal FY'05 year, which began April 1st.

                  Let's talk about the Changepoint solution. It's an enterprise software application that enables CIOs to better manage IT and align with the needs of the business. This is really the first time that IT has had an application to manage costs, their applications, and infrastructure. Changepoint's applications provide IT and executives with critical insight into IT operations and performance. This entails visibility ... sources, priorities, and their IT investments. Again, as I said, this has been ever elusive and IT organizations traditionally have not had this. The Changepoint solution integrates business and IT cultures to foster better collaboration and

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                          Page 7

                  alignment of goals to ensure that the needs of the business are met or exceeded.

                  On to slide number four: Changepoint has received some tremendous industry accolades. Network Computing awarded them their Editor's Choice Award and leading analysts, such as META, Gartner, and Forrester, have all had positive comments about Changepoint.

                  I'll now introduce Gerry Smith, who will discuss what this transaction brings to Changepoint.

G. Smith          Thanks, Dan.

                  Well, obviously, this is a big day for me and I'm very excited that Changepoint is now joining forces with Compuware. Compuware, as an organization, has 23,000 customers that are Changepoint target customers. They have 30 years of experience in integrating and working with these corporations and we believe that with this sort of massive sales force and broad customers across the world that we're going to be able to bring IT Governance very quickly.

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                          Page 8

                  Also, Changepoint has been experiencing dramatic growth and as we saw this growth we also saw the great opportunity to expand our solution and to start integrating with those applications that actually manage the technology, not just the business of technology. As we looked across the various organizations out there, Compuware was clearly a leader in this space. On top of that, Compuware has a very strong and well-distributed global professional services and implementation capability that will help us grow to meet the market demands.

                  Speaking of those demands, there are some specific industry analyst statistics that we can support by simply seeing the amount of RFPs and RFIs that are being sent our way. Specifically, Gartner is suggesting that there is a compound annual growth rate of 17% in this specific IT Governance market. And 60%, according to the META Group, of global 2000 organizations will be looking to run more like a business by the year 2006/2007. Clearly, IT Governance is a high priority and under penetrated market and we're seeing the demand around the world.

                  Now, on slide number seven, are examples of companies out there that are selecting Changepoint today: Siemens, this power generation department of Siemens has 1,000 people in their IT organization, every one of them

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                          Page 9

                  on like a business; MasterCard, a wonderful customer with 6,300 employees using Changepoint to help them run their IT organization like a business. The examples continue. We believe that these sorts of organizations around the globe have put IT Governance as a significant priority and that with this acquisition that has occurred and us joining forces with Compuware that we're going to be able to grow our customer base dramatically with the strong support from Compuware.

                  With that I'll pass it back over to Dan.

D. Schoenbaum     Thanks, Gerry.

                  I'm on slide number eight. So what does Changepoint bring to Compuware? We're excited about this transaction for a variety of reasons, but three that I think are significant to touch on is that this transaction really enables Compuware to become a greater partner, a strategic partner to the CIO. It helps the CIO to demonstrate their value, to optimize their operations, quantify the value that they deliver to the line of business. That's obviously a significant benefit to us.

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 10

                  Number two is that we've really seen that Changepoint's product is ubiquitous within IT organizations. Once installed and deployed it touches every area of an IT organization from requirements to development to operations and that's really going to help Compuware expand and build new relationships across IT, throughout the organization and that also includes the line of business. So of course, when you get this reach throughout the IT organization you also get the third benefit, which is visibility into mission-critical IT initiatives. What are the critical initiatives? What's the quality of them? When are they going to be delivered? Of course, that's visibility that we've never had and it provides the ability to really leverage our services and solutions within the installed base.

                  Just to touch on our joint solution, which, by the way, we're going to be renaming Compuware IT Governance by Changepoint, what does this do? The joint solution really extends our broad application, lifecycle solution and it's providing CIOs and IT and the line of business with visibility into the entire lifecycle. So we're extending beyond the people, projects, and processes that you traditionally have in IT Governance.

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 11

                  It's going to provide our customers with a unified system for managing the performance of the complete IT lifecycle and, as you'll see in a moment, it's really the first solution to provide that. It helps our customers to maximize operational performance and it's really going to help to enable the quantification of IT business value, which, up until now, has been virtually impossible.

                  Lastly, it's going to help organizations more effectively deliver their strategic IT initiatives.

                  On to slide number ten. The Compuware IT Governance Solution:
                  What's unique about it and why is this a first in the marketplace? As I mentioned earlier, existing solutions focus exclusively on process and project portfolio management. That's a very thin layer of IT. The Compuware IT Governance Solution is really going to be the only and first solution to deliver insight, understanding, and control into the entire IT lifecycle.

                  When I say the entire IT lifecycle there are a couple of areas that I think are notable. Development is the first one. It's really the first solution that touches on development. Why is that important? Development is, of

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 12

                  course, where the lion's share of budget is being spent today. Importantly, development is also where 80% of the defects are introduced according to Gartner and obviously, that's going to be a crucial area for further insight, governance, and control over operations. Some customers are also sending the work offshore. That adds yet an additional layer of complexity further mandating the need for IT Governance inside of development operations.

                  The second big differentiator for the Compuware IT Governance Solution is that it's really the first and only solution to span both new and legacy architectures. As most of you probably know, legacy architectures aren't going away; 490 of the Fortune 500 continue to rely on their mainframe systems. There's a lot of money being spent maintaining those systems, keeping the lights on, as people say and there's really a critical need to manage that infrastructure through IT Governance.

                  On to the next slide, number 11, just to touch on the Compuware IT Governance Solution, and I'll start with the IT organization. As I mentioned, the IT organization consists of a couple of different components. You have your people, your projects and budgets, and the processes that they work on, and of course, priorities. Our customers

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 13

                  today, if you go to the next level down, utilize Compuware solutions in three key areas, development, quality assurance, and performance management and they're really focusing on building applications on a variety of platforms, whether it be J2EE, .NET and building applications for Oracle, SAP, PeopleSoft, or otherwise. I think what's important here is that what the Compuware IT Governance Solution is going to bring is the ability to have insight and visibility. It's really like a lens that provides visibility from the top down into the entire process through the people, projects, and processes down into the applications that are being built.

                  On to the next slide: What I'd like to do is just reiterate Compuware's market focus. Moving forward we're really focusing on four key areas, development, quality assurance, and performance management, and what the Compuware IT Governance Solution by Changepoint is going to provide is a strategic layer that fits on top of the entire IT lifecycle to help optimize it, provide visibility and control, really, to help the organization and our customers to become more successful when combined together with our world class professional services organization it's really all about helping our customers deliver more IT value.

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 14

                  On slide number 13 there are a number of immediate market opportunities for us. As many of you know, we have over 23,000 customers today. A couple of areas of opportunity, number one, is legacy modernization. Earlier I touched on the breadth of legacy architectures within our installed base. A lot of our customers are looking to migrate from their legacy architectures, they're looking to manage them, and at the very least they're looking to reduce the cost and spend within those architectures. There's a very high failure rate with those projects. It's really a project that traditionally is fraught with peril and there is a real need to manage and better control that entire process.

                  Furthermore, development and QA customers, which is our traditional installed base, are looking to better manage their processes, better collaborate with the business, and ultimately, to help better meet the needs of the business. That's certainly an area where IT Governance can help them be more successful.

                  Then lastly, once applications go into production inside of the application service management realm organizations are looking ultimately, I think, to deliver better performance to their business, better service levels, better management. In doing that there are a variety of resources from

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 15

                  application network, operations people, applications people. All of these resources need to be tracked, optimized, and quantified. Obviously, that's a big area and a big market opportunity for us.

                  To summarize, this is a highly strategic transaction for Compuware, really, for three reasons. IT Governance is a top priority for CIOs today.

                  Number two, the Compuware IT Governance Solution by Changepoint is really the broadest IT Governance solution available today. It's the first and only solution to span the entire IT lifecycle. Key areas, as I mentioned, are focusing on development and legacy architectures where the lion's share of budget is being spent today.

                  Then lastly, as you can see, this provides tremendous sales synergy from the CIO and throughout IT.

                  I'm now going to turn the call over to Lisa Elkin.

L. Elkin          Thank you very much, Dan.

                  Ladies and gentlemen, we will now be happy to take your questions.

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 16

Coordinator       Thank you. Our first question comes from Damian Rinaldi of
                  First Albany.

D.Rinaldi         We have several questions. Can you give us some sense of the size of Changepoint today in terms of its revenue base?

G. Smith          We're currently at about a $6 million U.S. quarter run rate.

D. Rinaldi        From a sales standpoint can you talk about the size of your sales force and the sales cycle? Then to the extent that this is a new initiative or an extension of a number of already existing Compuware initiatives is it the company's intention to market through the Compuware sales force or will your existing sales force handle the bulk of the selling activity early on?

G. Smith I'll answer the first question, specifically what is the size of our sales force. I suspect what you're looking for is the sales dynamic, size of the deal, how long does it take to close?

D. Rinaldi        Exactly.

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 17

G. Smith Currently in North America we have nine sales representatives and direct sales ... sales reps and in Europe we have another four. Each of those individuals carries a software quota of about $1.4 million in licensed software. The average sales deal in software license is about $250,000 U.S. per deal. The services revenue that comes with that is typically 50% of the software license revenue and our maintenance is 20% on that.

                  I guess the most exciting component of all of this, and sort of what led this all together with Peter and I, what came to mind is the shortening of the sales cycle. Even today Dan picked up CIO Magazine and what was on the cover? "Run IT Like a Business." It is top of mind for CIOs to fundamentally put in processes and systems so they can respond to the business and say I am helping you and I am doing it for this amount of money. To that end we have RSPs coming in right now at a rate that we've never seen before and we are growing our sales force quite rapidly to respond. It's quite an exciting time.

                  Along with that we're seeing what typically for us, maybe a year and a half ago, was a nine-month sales cycle dramatically shrink down to closer to a six and in some cases, some large deals we've seen down to a four-month sales cycle. Now, that may seem long in some cases for some point

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 18

                  solutions, but quite candidly, in the dynamics of MasterCard, which we released an announcement I think six or eight months ago, for 6,300 users they made that decision from sending out an RFI to closing in and around four or five months. That's a significant contract and a significant way in which they're changing their business. So we believe that those are actually very good sales dynamics.

D. Rinaldi        What is the overlap today between your customer base and
                  Compuware's? Are there any significant Compuware customers that you do business with already?

G. Smith There's a great story to that one. I'll give you an example. I don't know if we announced, but it's knowledge that we have The Limited brands as a customer. There's an example where prior to even concluding this deal we signed The Limited as a customer for 1,000 seats, everyone in their IT department. As of two weeks ago Compuware's services representatives will be doing the deployment. This is just one example. I've been here all of one day and I've had about five phone calls where IT Governance is top of mind with the Compuware sales reps. This looks to be a very promising future between the two companies.

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 19

D. Rinaldi        Do you have any other third party services organizations that you work with besides Compuware? To the extent that you have some of those relationships in place or are trying to build them, will that activity continue or will this be a Compuware exclusive?

G. Smith Well, primarily our services are done by Changepoint. Those are typically engagements that can be anywhere from two months to eight months with higher price point for those individuals per day, more representative of their specialty knowledge, in other words, a higher price point. We currently believe that we do not have, except a few in places like Australia and The Netherlands, we primarily do the services deployment ourselves and usually, because we're doing work for either IT organizations or other professional services companies, they use their own staff to supplement one or two of our leaders in managing and setting the implementation direction.

D. Rinaldi        Then from a bottom-line, impact standpoint on 2005 do you
                  expect this deal to be accretive to earnings for Compuware?

P. Karmanos       Damian, we think it's going to be neutral. At this point in time we've been very conservative with the numbers that we've put out. We said

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 20

                  we're going to grow to a $30 million run rate and we've not included in there any profit. The real test will come as we provide or get the synergy between our existing 23,000 customers and are able to tightly integrate, especially our testing product with Changepoint our quality process. That will make a very compelling case for large IT organizations, especially those people that still have a big mainframe component in their IT.

D. Rinaldi        Then the last question to that very point, Pete. Does this extend or does it replace any element of CARS? Is this a sort of build out of the initial vision that you had with CARS or is it an alternative to that?

P. Karmanos       It's neither. They're very complimentary as the IT Governance is really an application that allows you to collect all of the data around your IT organization and then present it to the CFO, the CEO, and the CIO in the form of a passport, for the want of a better word, so they can understand what's going on.

                  Then once we integrate CARS with Changepoint we'll give them visibility into exactly how all of those projects are progressing and where they really stand. It's a very important piece of IT Governance that very few companies can deliver. It's the same reason why Mercury bought

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 21

                  Kintana; because testing is an important component. The big advantage we have is we can also include the mainframe where an awful lot of the work is taking place.

D. Rinaldi        Thank you.

Coordinator       Thank you. Our next question comes from Kevin Buttigieg of
                  Kaufman Brothers.

K. Buttigieg      Congratulations on the transaction. With regards to the sales dynamics a little bit more, Changepoint, it sounds like you sell into the CIO level. Could you talk a little bit about the sales process there? Are sales sort of proof of concepts or are they competitive bake offs? Who do you see as the primary competitors in that market?

G. Smith That's a great question. It certainly has transitioned very dramatically over the last 18 months. Initially it was a proof of concept, go and explain to the CIO that they might serve themselves and the organization better if they actually start putting in systems and processes to run themselves in a more business-like fashion, respond to the CEO in terms that he or she might understand.

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 22

                  Well, that's changed. It's now bake off time and what's just wonderful is the notion that what we have as our strong suit has always been the ... that you've got to fill out. So we're finding ourselves with stacks, and I'm not exaggerating, they're usually pretty long lists of the types of functionalities across the entire IT organization for which they're looking for. You go down and you respond and typically you get short-lifted and then you spend, because of the impact, this is not only a dollar impact for the CIO. This is how he or she is going to run their business. They want to understand it in its entirety.

                  Then there is the process of an evaluation. Typically one of the statistics that we track is that we are in the high 90% of making the finals, the short list, upon which then in some cases it goes to a three-day pilot. In some cases when it's very large it might be a two-week pilot.

                  Typically at that stage we're now in the contract negotiations and then begins an implementation. Once we win that deal the implementation begins and typically, depending on the sophistication of the company that's buying, we can be implemented in as quickly as six weeks to two months or it may take eight months. It all depends on that organization

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 23

                  and what sort of steps they're going to engage and how much they're going to bite off really.

P. Karmanos       Kevin, one of the first things we're going to do is implement the professional services part of Changepoint, as well as the IT Governance ourselves. My CFO looks delighted, Laura.

L. Fournier       ... is going on now in my part.

P. Karmanos       Usually she is very dour. She is smiling at this point.

                  The other thing that's very encouraging is that I've only spoken with a couple of our customers, our big customers about this and they both are extremely interested. So I think we'll have a chance to probably well exceed the numbers that we have and then at the same time, it really adds to the area that we're taking our professional services business.

K. Buttigieg      Did you have this in mind when you were talking about
                  improving margins in the professional services business over the course of fiscal year '05 or was that something that was kind of separate from this?

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                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 24

P. Karmanos       We knew that we would be getting these kinds of opportunities.
                  What I do have in mind for our professional services business along the line in OptimalJ and in CARS and in Vantage is having those people specialize, but now Changepoint gives us an additional vehicle to turn that business around with.

K. Buttigieg      I noticed that it's being set up as a separate subsidiary, but obviously, you're talking about a lot of synergies on the sales and the professional services side.

P. Karmanos       It's not really a separate subsidiary. What we've done, I
                  wanted to get into that, I think with a former question, was that we're keeping the lab in Toronto separate at this point in time and their people are going to work with our people to integrate our current products into Changepoint. We're keeping the sales force intact in Toronto and then we have a connection with each sales person with one of our sales regions so that they will be able to go together on calls throughout the world because we also will bring them presence in South America and Asia Pacific, that they don't currently have. So, we very carefully aligned each one of Gerry's sales people with one of our geographic regions and that appears to be a really good plan going forward.

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 25

K. Buttigieg      Thank you very much and congratulations, again.

P. Karmanos       Thank you, Kevin.

Coordinator       Thank you. The next question comes from Kirk Materne of Banc of America Securities.

K. Materne        Thank you very much. I'll add my congratulations as well.

                  In terms of the sales integration going forward, just maybe a little more clarity on that: I guess in terms of the geographies where Changepoint is not present right now, can you just give us an idea of when you're going to start rolling out training into some of those regions, I guess also training for some of their U.S. based Compuware sales employees?

T. White We've been planning this for some time. Gerry has worked with all of our planning groups here. In fact, we have a meeting scheduled May 21st, which is actually being followed by a meeting that's tomorrow with the major geography leadership from North America and Europe to start that integration. May 21st we have a meeting with our regional vice-presidents

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 26

                  and managing directors where we have got time on the agenda to start the process and we have already started the screening for the planning for training of both our own sales force on the positioning of the product, where they should look for opportunities, as well as Gerry's sales force on the training, at least at a high level on all of our products so that we can understand the total solution for the organization.

P. Karmanos       The other thing that's important about the way we organized it is they have so much momentum at this point in time Gerry was smart enough as a CEO to realize in order to capture that he needed a lot more gun power than he currently had, but we don't want to disturb the momentum they have as well, so we're going to keep his sales people responding to this amazing amount of RFI's they've received over the last three months.
                  We're going to integrate as fast as we can, but we're not going to interfere with the momentum they currently have.

K. Materne        Thanks. That's helpful.

                  Gerry, in terms of when you get down to the short list, maybe following up on the earlier question, who are you generally baking off against if you wouldn't mind me asking?

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 27

G. Smith No, it's fine. The two larger competitors that we see in our space currently clearly are now Mercury and Kintana. Some of the large deals that those pictures show there, Mercury and Kintana were there. We clearly wouldn't have put them on the screen if we didn't win them, so we're doing very well. We do also see...as a competitor as well. Then there are some smaller players that we see in different regions, some having a little more presence over in Europe and some having a little more presence down in the southern United States.

                  So the net of it is that this market is coming together very quickly. I think Dan laid it out, but not only is IT Governance some of the operating items, such as time and coordinating what everyone is doing and allocation, but there is a significant amount of consideration of portfolio planning. You look at some of these large companies; they spend hundreds of millions of dollars a year on technology. You've got to help those executives make the right choice of where they're going to spend their money and that's not just projects, but it's legacy systems that Pete just mentioned. It includes new projects. It includes just maintaining the existing projects or existing systems. What you may see sometimes is the two competitors I mentioned have a more holistic competitive threat, but there are other

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 28

                  smaller point products just in the portfolio component as well, so we see that sometimes.

K. Materne        Thanks. Gerry, maybe I missed this earlier, but what's your role going to be exactly within Compuware or, Pete, if you want to comment on that?

P. Karmanos       I'll let Gerry comment on that.

G. Smith Well, I'm going to be receptionist and a darn good one. I believe my title will be Executive Vice-President. I'll be working for Pete directly and I'll be running what we call our IT Governance Solution. Again, that will include the development and further progression of our product and our solution and that will include integration, not those various developments of the existing products that Compuware has, but working towards bringing those products together into a holistic solution. That will also include sales and that sales effort will be around the world.

K. Materne        Thank you very much and congratulations.

G. Smith          Thank you.

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 29

Coordinator       Thank you. Our next question comes from David Rudow with Piper
                  Jaffray.

D. Rudow          Congratulations, as well, on the acquisition.

                  Following up on some of the revenue comments, what's the linearity of the revenues? If you look at the $30 million what percent will be license and what percent will be services for the year?

G. Smith Our trend, our historical revenue, is typically 50% intellectual property. These are round figures. Of the remaining 50% half of it is services and the other half is maintenance.

D. Rudow How will that flow through the year if you take out Q1, Q2, Q3, and Q4? Is it 25% per quarter?

G. Smith The ramp, there is a conservative ramp. I think you can do that yourself if you suggest we're at a $6 million quarter run rate now and we're projecting a $30 million net proceeds. I think

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 30

                  you'll see what we've done is taken a very conservative position in projecting slight growth. I think there is up side on this. Both Pete and I are very bullish, but we like to put up some conservative numbers.

P. Karmanos       I would argue it's $6 million, $7 million, $8 million, $9
                  million.

D. Rudow Perfect. Then in terms of deferred revenues, how much will you be writing off?

P. Karmanos       The intellectual part of it generally is not writable. We get to record all of the revenue from the intellectual property generally and then the services revenue as we perform it.

D. Rudow What about the maintenance? How much maintenance is sitting on deferred revenues?

L. Fournier       Are you looking right now for deferred maintenance as of the acquisition date?

D. Rudow          Yes.

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 31

L. Fournier       I don't have that number right here, David, but we can get that for you. $5 million or $6 million?

M                 Yes, something like that.

D. Rudow          Okay.

L. Fournier       But we have to true that up as of May 1st.

D. Rudow          Exactly. Then how do you price your product? Is it by seat?

G. Smith We were just talking about that today. Yes. There are two variables; how many people are using it and that's fundamentally, so more people more money. It's a per seat basis. And secondly, those people that get more functionality pay more. Typically you can, for a large, large deal, it can be in the low $100s per seat and for smaller implementations those numbers obviously are a little higher for a smaller deployment.

P. Karmanos       It's about $250 a seat on a large implementation and gets up as high as $350 or $400 a seat for the software.

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 32

D. Rudow If you look at kind of the dashboard that the CIO looks into is there a case where maybe the company doesn't buy all of the seats and the CIO might just have some for the executive committee members? Have you ever seen that? In that case, how would you price it?

P. Karmanos       They would have a very hard time collecting information.
                  You'll see an IT implementation might be all of the people in the IT department. In a professional service implementation you might it for every single person. Microsoft is a professional services implementation and has well over 7,000 seats and 85 countries. Again, like Gerry said, it depends on the functionality. I generally think the deals will be around
                  1,000 to 2,000 seats and will generally be IT implementations for Fortune 500 companies.

                  If they have 15,000 programmers they might want, if they want to get right to the ..., every single person and understand when the programmer walked in, what he got done that day, how productive was he, and that's valuable information for those guys when they're management is saying, "We want to offshore. How are you spending your money? Why can't we do it for $15 an hour?" All of the questions these guys are facing

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 33

                  today makes this very, very important to them. They have real business answers for their management.

D. Rudow Then in terms of platform support, what do you support right now and how long will it take you to support all platforms that Compuware supports?

P. Karmanos       IT Governance is an application, so it does not rely on what platforms the company is running. We will be able to get them additional information about mainframes because of our tools in the mainframe space. So our tools will feed more information into their current IT Governance structure. Right now their tools, like I said, it's an application and Changepoint is Web based, so you can gather that information from those various places.

D. Rudow Then in terms of Mercury if you look at the final end product for Compuware IT Governance, what's the big differentiator between you and Mercury/Kintana?

P. Karmanos       The big difference is that we'll be able to take all parts of the organization, including all of the legacy stuff that runs on the mainframe.

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 34

G. Smith And the capability and the development area. I can tell you Changepoint has been looking at what IT Governance is defined as today and where it's going. When we looked at the corporations, whether it's the Compuwares or the Mercuries, in our evaluation of who has the broadest set of tools that help the individuals manage technology, clearly it's Compuware and that is one of our incentives in joining up. Now when you add IT Governance, and that is managing the business of technology, we now have the broadest solution out in the marketplace. So we believe, candidly, we're beating Kintana/Mercury without Compuware. I think that we're going to clearly continue that as we go forward.

D. Rudow What about competition from some of the ERP vendors, Oracle, PeopleSoft, Lawson Software, and the likes? Are they in the running on IT Governance? How long before they encroach onto this area?

G. Smith It's funny. If I can give you some thoughts? Eighteen months ago, responding to my board members, "Gerry, what's the end game? You've raised a bunch of private capital. Markets are tough. What's your end game?" Clearly, we've always looked at going public or getting acquired as an alternative for us. The questions were always is it going to be

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 35

                  PeopleSoft or Oracle. They do not own the minds of the CIO and all of what the CIOs' challenges are. Sure, a CIO runs PeopleSoft to manage certain business applications, but the CIO, his or her challenges are managing technology and it's clear that a company like Compuware, now coupled with Changepoint, is going to have a significant advance in this area.

                  I don't believe Oracle, PeopleSoft, SAP will forge into this area and if they do I don't think they'll be very successful. They don't understand the challenges of keeping a system up and having infrastructure that's working and those are the challenges that a CIO is facing. PeopleSoft, they're worrying about inventory and HR applications. It's different. That's my perspective.

D. Rudow          Finally, when does the deal close?

L. Fournier       We're shooting for as soon as possible. We have a couple of filings in Europe that we're waiting for and a few closing details to finish. We're hoping for May 1st.

D. Rudow          Wonderful. Thanks again and congratulations.

                                                                       COMPUWARE
                                                          Moderator:  Lisa Elkin
                                                    April 28, 2004/4:00 p.m. CDT
                                                                         Page 36

P. Karmanos       Thank you.

Coordinator       Thank you. We'll now conclude the question and answer portion of today's conference. I'll turn the meeting back over to Ms.
                  Lisa Elkin.

L. Elkin At this time, ladies and gentlemen, we'll adjourn this conference call. Thank you very much for your time and interest in Compuware. I hope you have a pleasant evening.

Coordinator       Thank you. That concludes today's Compuware conference call.
                  At this time all sites may disconnect.

CompuwareCorporation

Today's Agenda

      o     Announcing the acquisition of Changepoint

      o     Compuware and Changepoint synergy

      o     Presenting Compuware IT Governance by Changepoint

CompuwareCorporation

Certain statements made in this presentation that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only on the date of the release. While we believe any forward -looking statements we made are reasonable, actual results could differ materially since the statements are based on our current expectations about Changepoint and our acquisition of Changepoint and are subject to risks and uncertainties. Risks and uncertainties about the Company are discussed in the Company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

CompuwareCorporation

Changepoint: A Strategic Acquisition

      o     Changepoint is a market leader in IT governance and management

            -     Helping organizations better manage IT since 1992

            -     Profitable, 390+ customers worldwide

            -     Headquartered in Toronto, Canada

            -     190 employees

      o     Deal Terms: $100 million cash

      o For 12 Months ended March 31, 2005, Changepoint's revenues are expected to be $30 million (USD)

CompuwareCorporation

The Changepoint Solution

o Enterprise software that enables CIOs to better manage IT and align with the needs of the business

      - Provides IT and executives with critical insight into IT operations and performance

      -     Visibility into people, projects, resources and IT investments

      - Integrates business and IT cultures to foster better collaboration and alignment of goals

CompuwareCorporation

Industry Accolades

"Changepoint aligns with our long-term vision for IT governance at MasterCard, enabling the alignment of the IT portfolio along with comprehensive operations and employee performance management.

" Jim Whalen, Senior vice president - MasterCard {LOGO] Mastercard

"Appearing on more shortlists confirms our view that Changepoint offers very good value in terms of pricing versus performance compared to other packages on the market."

METAspectrum Project Portfolio Management Tools, February 2004 [LOGO] METAGROUP

"eWEEK Labs normally resists the idea of letting a software environment take over our operation, but our visceral reaction to Changepoint 8.0 is that we wish we had something like it."

Peter Coffee, Review Changepoint 8.0, November 2003 [LOGO] eWeek

Network Computing Editor's Choice
November 2003
Changepoint Version 8.01 [LOGO] Network Computing

CompuwareCorporation

Compuware Value to Changepoint

o     Global sales reach and financial stability

o     More than 23,000 customers in corporate IT

o     More than 30 years of enterprise experience

o Application life cycle solutions that are an integral component of IT organizations

o     Global professional services and implementation capability

CompuwareCorporation

IT Governance Market Opportunity

o "By 2006/7, 60% of Global 2000 organizations will run IT more like a business by implementing technologies to concurrently manage resources, projects and assets." (META Group)

o "Gartner Dataquest is predicting continued double-digit growth into 2007 with a most probable CAGR of 17 percent." (Gartner)

o IT Governance is a highly under penetrated market and is a priority for CIOs

CompuwareCorporation

Leading Companies Selected Changepoint

---------------------   ----------------------   --------------------   ---------------------------   --------------------
  [Logo] Siemens          [Logo] MasterCard      [Logo] TD Waterhouse   [Logo] Boehringer Ingelheim   [Logo] Limitedbrands

  Power Generation          Entire IT Dept              Entire                 Divisional IT             Entire IT Dept.
  Entire IT Dept              6300 Users             IT Department               500 Users                 1000 Users
     Germany
---------------------   ----------------------   --------------------   ---------------------------   --------------------

---------------------   ----------------------   --------------------   ---------------------------   --------------------
[Logo] Hitachi
       Data Systems     [Logo] Legal & General   [Logo] NCR             [Logo] Royal & Sunallience     [Logo] Electrolux

  Prof Services and          Entire IT Dept       Entire IT Services           Entire IT Dept               IT Dept
      Corp IT                 >1000 users              Global &                                            500 Users
      Global                                           Corp IT
    1000 Users                                       >9000 users
---------------------   ----------------------   --------------------   ---------------------------   --------------------

---------------------   ----------------------   --------------------   ---------------------------   --------------------
    [Logo] Ikon            [Logo] StorageTek       [Logo] Kronos(R)           [Logo] Ariba(R)            [Logo] Sungard

 Divisional Services        Entire Services        Entire Services           Entire Services          Entire Prof. Services
     600 Users                  Global                 Global                     Global                    400 Users
                              260 Users              600+ users
---------------------   ----------------------   --------------------   ---------------------------   --------------------

---------------------   ----------------------   --------------------   ---------------------------   --------------------
[Logo] First National
      Bank Omaho           [Logo] SSA Global       [Logo] Legato(R)             [Logo] SAS(R)              [Logo] QAD

   Entire IT Dept.          Entire Services         Entire Services           Entire Services         Entire Prof Services
                                Global                  Global                    Global                     Global
---------------------   ----------------------   --------------------   ---------------------------   --------------------

CompuwareCorporation

Changepoint Value to Compuware

o     Enables Compuware to become a greater strategic partner to the CIO

      -     Elevates IT's strategic value and capability

o     Expands and builds new relationships across IT and the Line of Business

o     Gives Compuware visibility into mission-critical IT initiatives

      - Platform for penetrating IT to leverage Compuware's services and solutions

CompuwareCorporation

Compuware IT Governance by Changepoint

o Extends Compuware's broad application life cycle solutions by providing CIOs and IT with visibility into the entire IT life cycle

o     Unified system for managing the performance of the complete IT life cycle

o Maximizes operational performance and enables the quantification of IT business value

o     Enables organizations to more effectively manage strategic IT initiatives

CompuwareCorporation

Compuware IT Governance: Unique in the Marketplace

o Existing solutions focus exclusively on process and project portfolio management

o Compuware IT Governance--the only solution to deliver insight, understanding and control of the entire IT life cycle

      -     First and only solution to focus on software development life cycle

      -     80 percent of defects are introduced during development

o Industry's first governance solution to span both new and legacy architectures

      -     490 of Fortune 500 continue to rely on their mainframe systems

CompuwareCorporation

                        COMPUWARE IT GOVERNANCE SOLUTION

                    ------------------CEO------------------
                    |                                      |
                    |                                      |
                   CFO            Changepoint             COO
                    |                                      |
                    |                                      |
                    ------------------CIO------------------

--------------------------------------------------------------------------------

      IT                People             Projects           Process
Organization

--------------------------------------------------------------------------------

Compuware               Development      Quality      Performance
Solutions                               Assurance     Management

--------------------------------------------------------------------------------

Applications               J2EE, .Net,                Oracle
& Platforms             Mainframe, Linux,              SAP
Supported                      4GL                  PeopleSoft
                                                     and more

CompuwareCorporation

                            COMPUWARE'S MARKET FOCUS

                            Compuware IT Governance
                                 by Changepoint

Development                         Quality                    Performance
                                   Assurance                    Management

                             PROFESSIONAL SERVICES

                                                                      Delivering
                                                                       IT Value

CompuwareCorporation

Immediate Market Opportunities

o     Compuware has more than 23,000 customers today

      - Legacy modernization initiatives have created the need for systems to manage complex projects and mitigate risks

      - Development and QA customers are looking to better manage processes and collaborate and meet the needs of the business

      - Application service management challenges require deployment of resources which must be tracked, managed and quantified

CompuwareCorporation

Summary

o     Highly strategic transaction

o     IT Governance is a top priority for CIOs today

o Compuware IT Governance Solution by Changepoint - the broadest IT Governance solution available today

      -     The first and only solution to span entire IT life cycle

o     Tremendous sales synergy